UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2022

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55247	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2311 East Locust Street Ontario, California	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883

Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	FCUV	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

ITEM 1.01	Entry into a Material Definitive Agreement

As of August 18, 2022, each person or entity known by Focus Universal Inc. (the “Company”) to beneficially own more than five percent (5%) of any class of the Company’s outstanding shares (the “5% or Greater Stockholders”) has entered into a lock-up agreement with the Company (the “Lock-Up Agreement”) pursuant to which, among other things, the 5% or Greater Stockholders agree not to directly or indirectly, without the prior written consent of the Company, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer any shares of the Company’s common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by them) or securities convertible into or exercisable or exchangeable for the Company’s common stock until August 30, 2023.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description
10.1	Form of Lock-Up Agreement.
99.1	Press Release dated August 18, 2022, entitled “Focus Universal Inc. Provides Shareholder and Product Update and Celebrates One Year Anniversary with Ringing Nasdaq Closing Bell
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS UNIVERSAL INC.

Date: August 18, 2022	By: /s/ Desheng Wang
Name: Desheng Wang
Title: Chief Executive Officer

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